Exhibit 5.1
Womble Carlyle Sandridge & Rice PLLC
Suite 3500
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 872-7000
June 6, 2008
GeoVax Labs, Inc.
1256 Briarcliff Road NE
Atlanta, GA 30306

     Re: Registration Statement on Form S-1

Ladies and Gentlemen:
     We have acted as counsel to GeoVax Labs, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 40,161,020 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”) of the Company. The Shares have been or will be issued pursuant to a common stock purchase agreement dated May 8, 2008, as described in the Registration Statement to which this opinion is an Exhibit (the “Agreement”). The Shares may be offered by the selling shareholder pursuant to that Registration Statement on Form S-1, including a prospectus covering the resale or other disposition of the Shares, filed today with the Securities and Exchange Commission (the “SEC”). We are providing this opinion pursuant to the requirements of Item 16 of Form S-1 and Item 601 of Regulation S-K under the Act.
     As the company’s counsel, we have reviewed the Company’s articles of incorporation and bylaws, each as amended to date, the Agreement, the common stock purchase agreement, and certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Shares and related matters, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, certificates of public officials and of representatives of the Company, statutes and other instruments and documents, as a basis for the opinions hereinafter expressed. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates.
     In connection with our review, we have assumed with your permission (a) that the Agreement was properly authorized, executed and delivered by each of the parties thereto other than the Company; (b) the genuineness of all signatures and the legal capacity of all signatories; (c) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (d) the proper issuance and accuracy of certificates of public officials and representatives of the Company.
     This opinion is limited to the Illinois Business Corporation Act of 1983, as amended, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
     Based on and subject to the foregoing, and having regard for such legal considerations as we deem relevant, it is our opinion that the 2,680,510 Shares which are currently outstanding are validly issued, fully paid and nonassessable.
     Upon the receipt by the Company of all consideration therefor in accordance with the terms of the Agreement, and the issuance and delivery of the 37,480,510 Shares yet to be issued pursuant to the Agreement, those Shares will be validly issued, fully paid and nonassessable.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Registration Statement under the caption “Legal Matters” in the prospectus included as a part thereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or other rules and regulations of the Commission thereunder.
/s/ WOMBLE CARLYLE SANDRIDGE & RICE
A Professional Limited Liability Company
WOMBLE CARLYLE SANDRIDGE & RICE
A Professional Limited Liability Company